UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019 (October 30, 2019)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4830 W. Kennedy Blvd., Suite 600

Tampa, Florida 33609

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors of Inhibitor Therapeutics, Inc. (the “Company”) appointed Debra Peattie, PhD, MBA as an independent member of its Board of Directors.

Dr. Peattie (a) is not a party to any arrangement or understanding with any other person pursuant to which she was selected as a director of the Company and (b) has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K. As of the date of this Report, Dr. Peattie has not been appointed to serve any committee of the Company’s Board of Directors.

Below is Dr. Peattie’s biography:

Debra Peattie, PhD, MBA, 66, is a veteran life science entrepreneur who currently serves as a senior employee of Integral Health in Boston and as an advisor to GRO Biosciences, a Harvard Life Lab company. From 2013 to 2019, Dr. Peattie served as Senior Director, Future Pipelines, Discovery Partnerships with Academia at GlaxoSmithKline, and from 2011 to 2013, she served as Director of Business Development in the Office of Technology Development at Harvard University. From 2006 to 2013, Dr. Peattie maintained her own biotechnology consulting firm, Pleiades Advisors, and she also held executive scientific, strategy and planning positions at Cubist Pharmaceuticals, Inc. (2009 to 2010) and Valeo Medical, Inc., of which she was a co-founder (2003 to 2006). From 1999 to 2003, Dr. Peattie was the President of RCT BioVentures NE, a life sciences seed fund that she founded, and from 1995 to 1998, she was a founding member of MPM Capital, Inc., a healthcare-focused investment fund. Dr. Peattie holds an MBA from Harvard Business School and a PhD in Biochemistry & Molecular Biology from Harvard University, where she studied in the laboratory of Walter Gilbert, PhD, Nobel Laureate in Chemistry. She was also a post-doctoral fellow at Stanford University and received her BA in Chemistry from Hollins University. As a scientist, Dr. Peattie has published extensively in peer-reviewed journals, and she currently holds board positions within Harvard Business School and the Faculty of Arts and Sciences at Harvard University.

The Company believes Dr. Peattie is qualified to serve on the Company’s Board of Directors due to her extensive scientific and operational experience in the biotechnology industry.

Item 8.01 Other Events

On October 31, 2019, the Company issued a press release announcing the appointment of Dr. Peattie to its Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 31, 2019, regarding the appointment of Dr. Peattie to the Company’s Board of Directors.

Cautionary Note on Forward-Looking Statements

This Current Report, the contents of Exhibit 99.1 to this Current Report, and any related statements of representatives and partners of the Company of the Company related thereto may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the anticipated benefits of the board member and the Company’s anticipated future activities as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2019	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO